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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF THE COMPANY AS OF FEBRUARY 2003

Name                                           Jurisdiction of Organization          Location
----                                           ----------------------------          --------
BBI Biotech Research Laboratories, Inc.        Massachusetts                         Gaithersburg, MD

BBI Source Scientific, Inc.                    Massachusetts                         Garden Grove, CA

BBI BioSeq, Inc.                               Massachusetts                         Gaithersburg, MD